Exhibit 99.1
Clearwire Expands Executive Leadership Team by Naming
Industry Veteran William T. Morrow as CEO; Co-Founder and
Current CEO Benjamin G. Wolff to Become
Co-Chairman
KIRKLAND, Wash. — March 9, 2009 — Clearwire Corporation [NASDAQ: CLWR], a leading provider of wireless broadband services, today announced that its board of directors has moved to broaden and enhance the company’s leadership team by naming telecom industry veteran William (Bill) T. Morrow, 49, as CEO. Joining Clearwire today, Morrow brings nearly 30 years of operational management experience in the communications services industry. Co-Founder and current CEO Benjamin G. Wolff will continue with the Company as Co-Chairman, a position he will share with current Chairman Craig O. McCaw.
“Bill Morrow has developed a global reputation in the telecommunications industry as a highly regarded executive with an extraordinary track record of success in U.S., Europe and Japan. Years of experience in key positions with great companies such as AirTouch and Vodafone have given Bill a great perspective on achieving operating efficiencies and enhancing value creation to profitably build and scale businesses,” said Craig O. McCaw, Founder and Chairman. “This experience, coupled with his outstanding leadership capabilities, makes Bill the perfect choice to lead Clearwire. I have every confidence that he has the capability, intelligence and dedication to inspire the exemplary team at Clearwire to fulfill the dream of making the power of the Internet truly mobile.”
McCaw continued, “Ben Wolff has routinely made the impossible, possible. He has been instrumental in leading the company from its inception to the point that it is at today, raising more than $6 billion in equity and debt financing, structuring partnerships with key industry leaders, and building and operating the world’s largest multi-megabit wireless broadband network spanning four countries and serving nearly 500,000 customers. I can’t say enough great things about Ben both as a person and a leader. He also has the wisdom and foresight to recognize that in these unprecedented times, a company can’t have too much talent. Together, we have recruited Bill Morrow to lead the Clearwire team. As Co-Chairman, now Ben will be able to dedicate more of his time to Clearwire’s strategic direction and transactional opportunities.”
“The chance to lead Clearwire at a time when the company sits on the cusp of doing something truly remarkable — to change the way people connect to and use the Internet — was not one to be missed,” said Morrow. “Clearwire’s business model and unique assets have us well positioned to meet the rapidly growing demand for mobile broadband services. I’m excited at the prospect of working with everyone at Clearwire as we execute our plan to build a mobile WiMAX network covering up to 120 million people in more than 80 markets by 2010.”
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Morrow brings to Clearwire a global track record of success in corporate leadership positions in Europe, Japan and the U.S. He recently served as President and CEO of Pacific Gas & Electric in San Francisco where he oversaw operations and successfully directed an overhaul aimed at improving the company’s efficiency, supply chain and customer focus. Prior to PG&E, Morrow served in a number of senior executive positions at international mobile communications group Vodafone Ltd. and Vodafone Group PLC, including Chief Executive Officer of Vodafone, Europe, Chief Executive Officer of Vodafone UK Ltd. and President of Vodafone KK in Japan. He also served as President of Japan Telecom Co. and held senior executive positions with wireless telecommunications carrier AirTouch International.
“I am looking forward to working with Bill, the board of directors and the rest of the Clearwire team, as we strive to realize the full potential of the business opportunity in front of us,” said Wolff. “It is hard to imagine a person that could be better suited than Bill to lead the company into its next phase of growth.”
As Co-Chairman, Wolff will focus on Clearwire’s strategic and financing opportunities. In addition, he will continue to serve on the Executive Committee and board of CTIA, and he will also continue in his role as President of Craig O. McCaw’s investment company, Eagle River.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR) offers a robust suite of advanced high-speed Internet services to consumers and businesses. The company is building the first, nationwide 4G mobile Internet wireless network, bringing together an unprecedented combination of speed and mobility. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next-generation broadband access. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire currently provides mobile WiMAX-based service, to be branded Clear™, in two markets and provides pre-WiMAX communications services in 50 markets across the U.S. and Europe. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
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Contact Information:

Clearwire Media Relations	Clearwire Investor Relations
Susan Johnston	Mary Ekman
425-216-7913	425-216-7995
susan.johnston@clearwire.com	mary.ekman@clearwire.com
JLM Partners for Clearwire / Media Relations
Jeremy Pemble
206-381-3600
jeremy@jlmpartners.com
Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding: future financial and operating performance and financial condition; development, network and market launch; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We are an early-stage company and we expect to realize significant net losses for the foreseeable future.

•	We may fail to realize all of the anticipated benefits of the transactions with Sprint Nextel Corporation and our strategic investors.

•	Our business plan will require us to raise substantial additional financing both in the near term and long term, and if we are unable to raise such financing we may need to modify our business plan accordingly, such as making material adjustments to our current network expansion plans, including potential delays in the timing or decreases in the scope of expansion.

•	We are committed to using commercially reasonable efforts to deploy wireless broadband networks based solely on mobile WiMAX technology, even if there are alternative technologies available in the future that are technologically superior or more cost effective.

•	We currently depend on our commercial partners to develop and deliver the equipment for our pre-WiMAX and mobile WiMAX networks.

•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•	Sprint Nextel Corporation controls a majority of our combined voting power, and may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to the risks referenced in the section of Clearwire’s proxy statement/prospectus entitled “Risk Factors,” which was filed on Form S-4 with the Securities and Exchange Commission (File No. 333-153128).
Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.